australian stock report

AFFILIATE AGREEMENT

BETWEEN

AUSTRALIAN STOCK REPORT LIMITED

ABN 94106 863 978

AND

IGEX INDO GLOBAL EXCHANGES PTE LTD

(OTCQB: IGEX)

This agreement is made on the 5th day of SEPTEMBER in the year 2013

Between:           Australian Stock Report Limited ABN 94 106 863 978 of
Level 4, 419-425 Collins Street, Melbourne, VIC, 3000

("ASR")

And:                   IGEX INDO GLOBAL EXCHANGES PTE LTD (OTCQB:IGEX)
20875 N Pima Rd, SuiteC4-240, Scottsdale, AZ 85255

("Affiliate")

Recitals

A.	ASR is the owner of the Australian Stock Report Financial Market Report Service.

B.
The Affiliate maintains a  website or  customer database through  which ASR wishes to create a sale distribution channel for the Australian Stock Report Financial Market Report Service through the Affiliate's website.

C.
The parties have entered into this Agreement to set out the way in which the Affiliate will market and promote the Australian Stock Report Financial Market Report Service and ASR remunerates the Affiliate only within Indonesia.

Operative Provisions

1.          Definitions

"Link" means a visible button, icon or image in a prominent position on the Affiliate's website or email campaigns which contains a link to the address of the Australian Stock Report Landing Page.

"The Reports" means the reports owned by ASR, which is a guide to investing and trading in local and international financial markets.

"The Australian Stock Report landing Page" means the Internet address www.australianstockreport.com.au or such other address notified by Australian Stock Report to the Affiliate in writing.

2.          Creation and maintenance of Link

2.1	ASR will supply a hypertext protocol address to be implemented on the Affiliate's website or email. The address supplied by ASR will include a reference code that will identify the Affiliate.

2.2
The Affiliate will design, implement and maintain a graphic (such as an icon or button) on its page in a form agreed between the Affiliate and ASR which, when activated by a user, causes the user's internet browser to open the address provided under clause 2.1. ASR will provide the graphics to the Affiliate if required.

2.3
The Link provided by ASR will be used by the Affiliate in email campaigns, distributed to their client database or placed in a proponent location on the Affiliate's internet website.  The address supplied by ASR will include a reference code that will identify the Affiliate.

3.          Commissions

3.1	ASR will maintain a log of all persons who purchase The Reports as a result of following the Link and provide a monthly report on sales made.

3.2    In consideration of the Affiliate proving the service in clause 2.3, the Affiliate will be entitled to a commission equal to the amount noted in Item 5.0 of Schedule 1 for all purchases made within the time period noted in Item 5.0 of Schedule 1 on all commissionable purchases.

3.3 A purchase becomes a Commissionable Purchase 30 days after the purchase is made as a result of following the link.

3.4	Within 14 days of the end of each calendar month, ASR will pay to the Affiliate the aggregate amount of commission accrued under clause 3.2 during that month.

3.5    The Affiliate will be entitled to a commission for the initial annual subscription and for the subsequent renewal year or for no longer than a period of 24 months after the initial subscription date for each purchase made as a result of following the link.

4.          Liability and indemnity

4.1	Neither party will be liable to the other for any act or omission in relation to this Agreement, other than for breach, fraud or negligence.

4.2	A party's liability to the other under clause 4.1 is limited to the any unpaid amount, direct damage or costs in connection with any breach, fraud or negligence incurred by the other party.

4.3
The Affiliate is  not liable  for any  action brought by a person who buys The Reports or The Australian Stock Report Financial Market Report Service as a result of following the Link ("referred customer'') and ASR indemnifies the Affiliate for any reasonable costs incurred by the Affiliate in defending any legal action brought by a referred customer.

4.4
The Affiliate  indemnifies  ASR  for  any  negligent,  deceptive  or  misleading statement that the Affiliate makes, or permits to be published on its website in relation to The Reports (other than those made by ASR).

5.          Term and termination

5.1          Subject to the provisions of clauses 6.2 & 6.3, this Agreement:

(a)          continues for a period of 12 months from the  date of this Agreement

("Initial Term"); and

(b)	renews for each further period of 12 months, subject to review and performance criteria ("Subsequent Term").

5.2          Either party may terminate this Agreement immediately if the other party:

(a)	becomes insolvent, goes into liquidation or administration, or is otherwise unable to meet its debts as and when they fall due.
(b)	ceases, or threatens to cease, carrying on business;
(c)	commits a material breach of this Agreement, which if capable of rectification, is not rectified within 7 days.

5.3.1                 Either party may terminate this Agreement with 7 days notice.

6.          General

6.1	This Agreement is governed by the law of Victoria and the parties irrevocably submit to the courts and tribunals exercising jurisdiction there.

6.2          This agreement may only be amended in writing signed by the parties.

6.3	A party may not assign this Agreement without the written consent of the other party, such consent not to be unreasonably withheld.

6.4	Any provision of this Agreement which is found to be illegal, unenforceable, void or voidable will be read down (failing that, severed) to make it enforceable.

6.5	This Agreement constitutes the entire agreement of the parties in respect of its subject matter and supersedes all prior discussions, undertakings and agreements.

Schedule 1

Item 1: (Name of Associate)	IGEX INDO GLOBAL EXCHANGES PTE LTD (OTCQB:IGEX)
Item 2: (Contact Details)	Name: IGEX INDO GLOBAL EXCHANGES PTE LTD (OTCQB: IGEX) Contact: John O'Shea Address: 20875 N Pima Rd SuiteC4-240 Scottsdale, AZ 85255 Mobile: + 62 812 1736 6699 Email: johnfoshea6@gmail.com
Item 3: (Commencement Date)	5th September 2013
ltem4: Other Promotional Obligations
Affiliate:
The Associate will use the following URLs to promote The Reports:
www.lgexcorp.com
The Affiliate will send the first promotional email to its members within one month of the launch of the Commencement Date.
ASR:
ASR agrees not to market or promote any other ASR product or service to the Affiliate's clients once they become a subscriber of The Reports or during the initial7 day trial period.

Item 5: Commission fee and Time Period
25% of the base purchase price of The Reports (that is, the purchase price less GST) on all purchases made as a result of following the Campaign URL.

Commission will be paid on all purchases that occur within 90 calendar days of the user following the link and providing contact details on registering for a free trial of The Reports.

Item 6: Campaign Information	ASR to provide: 1. Sign-up landing page, linked to a refID for tracking 2. ASR logo for web use 3. Banner linking to sign-up page
Item 7: Region	Indonesia
Additional terms
1.  This agreement cancels the original affiliate agreement between ASR and PT. Indo Global Exchange Strategy, dated March 13,2013. The cancellation of this agreement was also confirmed via email dated Friday 23'd August 2013.
2.  John O'Shea is to manage the relationship with ASR in conjunction with George Sarros whom will act as Compliance Manager
3.  ASR to receive full reimbursement of all costs associated with the marketing (including travel & accommodation) of the ASR/IGE event conducted in November 2012,(totaling AUD$45,000) by 30th June 2014.
4.   Any commission earned by IGEX Indo Global Exchanges Pte Ltd before 30th June 2014 will be offset against the full and final payment of AUD$45,000.
5.  Should the full amount of AUD$45,000 not be paid in full by the
30th June 2014 this agreement will be terminated and legal action will be taken to recover the balance of the funds owing to ASR.

Executed by Australian Stock Report Ltd   ) ACN 106 863 978 in accordance with               ) section 127(1) of the Corporations Act 2001     ) (Cth):                                                                        )

………………………………………………………….........
Signature of director

……………………………………………………………….
Name (please print)

Executed by John F. O'Shea
President and CEO

IGEX INDO GLOBAL EXCHANGES PTE LTD OTCQB: IGEX

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President & CEO	Signature of director or company secretary*
*delete whichever does not apply
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Name (please print)	Name (please print)